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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                             --------------------

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 25, 2000


                         FAIRPOINT COMMUNICATIONS, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)


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
         Delaware                    333-56365                 13-3725229
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(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)
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      521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202
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              (Address of principal executive offices)  (Zip Code)


                                 (704) 344-8150
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               Registrant's telephone number including area code




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         (Former name or former address, if changed since last report.)
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OP
Item  5.  Other Events.

     On May 25, 2000, FairPoint Communications, Inc., formerly MJD Communications, Inc. (the "Company"), announced that it completed a private placement of $200 million of its 12 1/2% Senior Subordinated Notes due 2010 (the "Notes"). The net proceeds from the sale of the Notes, were approximately $193 million, were used to repay outstanding borrowings under the revolving portions of the Company's credit facility.

     The Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  May 30, 2000                  FAIRPOINT COMMUNICATIONS, INC.


                                     By:  /s/ Walter E. Leach, Jr.
                                          ---------------------------------
                                          Name:  Walter E. Leach, Jr.
                                          Title: Senior Vice President and Chief
                                                 Financial Officer